EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of FSI International, Inc, a Minnesota corporation (the “Company”), on Form 10-Q for the quarter ending March 1, 2003 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to the knowledge of each of the undersigned:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Donald S. Mitchell

Donald S. Mitchell
Chairman, President and
Chief Executive Officer

/s/ Patricia M. Hollister

Patricia M. Hollister
Chief Financial Officer and
Assistant Secretary

A signed original of this written statement required by Section 906 has been provided to FSI International, Inc. and will be retained by FSI International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.